SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [  ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      CORTLAND FIRST FINANCIAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            CNY FINANCIAL CORPORATION
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)     Title of each class of securities to which transaction applies:
     (2)     Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)     Proposed maximum aggregate value of transaction:
     (5)     Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)      Amount Previously Paid:
     (2)      Form, Schedule or Registration Statement No.:
     (3)      Filing Party:
     (4)      Date Filed:

Newspaper Advertisement:
-----------------------

                         CORTLAND FRIENDS AND NEIGHBORS:

                              LET'S GET SOME SENSE

                                 AND WORK IT OUT

                              FOR CORTLAND'S SAKE!

                         FIRST NATIONAL HAD A GOOD IDEA

                         MERGE TWO BANKS AND WORK IT OUT

                  CORTLAND SAVINGS HAD AN EVEN BETTER GOOD IDEA

                  MERGE THREE BANKS AND EVEN BETTER WORK IT OUT

                 FOR CORTLAND'S SAKE, SIT DOWN AND WORK IT OUT!

WHAT AN OPPORTUNITY:
GOOD IDEAS; $46 MILLION IN NEW CAPITAL; NEW PARTNERS; NEW JOBS; NEW FOUNDATION; NEW BEGINNINGS.

WHAT A WASTE -- IF WE DON'T WORK IT OUT!

As shareholders of both banks and responsible community members you should think of the possibilities and opportunities -- and act on them, for Cortland's sake. Make them work it out!

We should, but won't get a chance to work it out unless YOU VOTE "NO" on November 16th at the First National Special Meeting.

                  Think of the Possibilities, and Just Vote No!

Ultimately, it is the shareholders of First National who will decide. We urge First National shareholders to carefully consider the facts and the possible alternatives available to First National shareholders and the community at large.

If you like the CNY Financial offer, or want their management and the Board to negotiate with CNY, YOU MUST VOTE "NO" on the proxy you received from First National. If you have already sent in your proxy, it is not too late to change your mind. Call First National and obtain a new proxy card and vote "NO," or call Steve Covert of CNY Financial at 607-756-8449 or 1-800- 934-2274 or Art Loomis of Northeast Capital at 1-518-426-0100. They can assist you.


                                      # # #

                  A joint proxy statement/prospectus relating to the proposed merger between Cortland First Financial Corporation ("CFF") and Oneida Valley Bancshares, Inc. ("OVB") was filed by CFF with the Securities and Exchange Commission ("Commission"), was sent by CFF to stockholders of CFF and was sent by OVB to stockholders of OVB on or about September 28, 1998.


         A form of proxy statement opposing the proposed merger of CFF and OVB was filed by CNY Financial Corporation ("CNY Financial") with the Commission on November 10, 1998 and will be sent to stockholders of CFF promptly after receiving clearance from the Commission and obtaining CFF's stockholders list and related information. The participants in the solicitation of proxies by CNY Financial opposing the merger of CFF and OVB include directors, executive officers and certain employees of CNY Financial. In addition, Mr. Arthur Loomis of Northeast Capital & Advisory, Inc., CNY Financial's financial advisor with respect to this solicitation, may solicit proxies by mail, telephone, telegraph and personal interview, for which no additional compensation will be paid in excess of customary fees provided under the engagement as financial advisor. Also, CNY Financial has retained Regan and Associates to solicit proxies on its behalf. Information regarding current directors and executive officers of CNY Financial is contained in the prospectus, dated August 12, 1998, in connection with the offering of common stock of CNY Financial and the conversion of Cortland Savings Bank from mutual to stock form. Certain of the participants may own small amounts of CFF common stock.